Consent of Independent Registered Public Accounting Firm

To the Board of Trustees

AIM Investment Securities Funds (Invesco Investment Securities Funds):

We consent to the use of our report dated November 21, 2018 on the financial statements of Oppenheimer Limited-Term Government Fund, incorporated herein by reference, and to the references to our firm under the headings Independent Registered Public Accounting Firm and Financial Statements in the Statement of Additional Information.

/s/ KPMG LLP

Denver, Colorado

January 27, 2020